Exhibit 10.4

FORM OF

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) between (i) CubeBio Holdings Limited, a Cayman Islands exempted company limited by shares (“PubCo”), (ii) Mountain Crest Acquisition Corp. V, a Delaware corporation (“Mountain Crest”), (iii) Mountain Crest Global Holdings LLC, a Delaware limited liability company and the sponsor of Mountain Crest (the “Sponsor”), (iv) certain holders of Mountain Crest listed under Legacy Mountain Crest Holders on the signature page (each a “Legacy Mountain Crest Holder” and collectively, the “Legacy Mountain Crest Holders”), (v) each of the undersigned parties that were former shareholders of CubeBio Co., Ltd., a Korean chusik hoesa listed under “Holder” on the signature page (each such party to this Agreement and any person or entity who later becomes a party to this Agreement under Section 5.2, a “Holder” and collectively the “Holders”) is dated [●], 2026 (the “Signing Date”).

BACKGROUND

a. Mountain Crest, Sponsor, and the Legacy Mountain Crest Holders are party to the Registration Rights Agreement entered into on November 12, 2021 (the “Original RRA”);

b. The Original RRA may be amended upon written consent of Mountain Crest and the holders of at least a majority in interest of the Registrable Securities (as such term is defined in the Original RRA);

c. The Sponsor is the holder of the majority in interest of the Registrable Securities as such term is defined in the Original RRA, and it and Mountain Crest desire to replace in its entirety the Original RRA and to do so in a manner that does not amend or modify in any way the rights of the Legacy Mountain Crest Holders under the Original RRA or otherwise adversely affect any one holder in a manner that is materially different from the other holders;

d. On [August 29, 2024], Mountain Crest, PubCo, [CHL SPAC Merger Sub, Inc.], a Delaware corporation (“SPAC Merger Sub”), [CHL Korea Exchange Sub, Ltd.], a Korean chusik hoesa (“Exchange Sub”), and CubeBio Co., Ltd., a Korean chusik hoesa (the “Company”) are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “BCA”), under which (i) SPAC Merger Sub will merge with and into Mountain Crest (the “SPAC Merger”), with Mountain Crest surviving the SPAC Merger as a wholly owned subsidiary of PubCo, and (ii) the shareholders of the Company will transfer their Company shares to Exchange Sub in exchange for PubCo Ordinary Shares (the “Share Swap). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the BCA;

e. Under the BCA and pursuant to the SPAC Merger, PubCo will issue PubCo Ordinary Shares to the Legacy Mountain Crest Holders;

f. Under the BCA and pursuant to the Share Swap, PubCo will issue PubCo Ordinary Shares to the Holders;

g. PubCo desires to set forth certain matters regarding the ownership of the Registrable Securities by the Legacy Mountain Crest Holders and the Holders.

h. In consideration of the representations, covenants and agreements contained in this Agreement, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE 1

DEFINITIONS

1.1 Definitions. The terms defined in this ARTICLE 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 5.11.

“Additional Holder Ordinary Shares” shall have the meaning given in Section 5.11.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of PubCo or the Board, in each case, after consultation with counsel to PubCo, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated in this Agreement or necessary to make the statements contained in this Agreement (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) PubCo has a bona fide business purpose for not making such information public.

“Mountain Crest” shall have the meaning given in the Preamble.

“Agreement” shall have the meaning given in the Preamble.

“BCA” shall have the meaning given in the Background.

“Board” shall mean the board of directors of PubCo.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Closing” shall have the meaning given in the BCA.

“Closing Date” shall have the meaning given in the BCA.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall mean CubeBio Co., Ltd., a Korean chusik hoesa.

“Competing Registration Rights” shall have the meaning given in Section 5.8.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form F-3 Shelf” shall have the meaning given in Section 2.1.1.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble.

“Joinder” shall have the meaning given in Section 5.10.

“Law” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, order or consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legacy Mountain Crest Holders” shall have the meaning given in the Preamble.

“Legal Proceeding” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Lock-Up Agreement” means the lock-up agreement, dated [●], 2026, entered into by PubCo, the Sponsor, and the other parties signatory thereto.

“Lock-Up Period” shall mean the lock-up period specified with respect to a party in the Lock-Up Agreement.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Ordinary Shares” shall have the meaning given in the Background.

“Original RRA” shall have the meaning given in the Background.

“Permitted Transferees” means persons to whom a holder of Registrable Securities is permitted to transfer such Registrable Securities before the expiration of the applicable Lock-Up Period under the Lock-Up Agreement.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision, or an agency or instrumentality.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean: (i) any outstanding shares of Ordinary Shares held by a Holder following the Closing that are issued in connection with the transactions contemplated by the BCA; (ii) any shares of Ordinary Shares that may be acquired by Holders upon the exercise, conversion or redemption of any other security of PubCo or other right to acquire Ordinary Shares held by a Holder following the Closing that are issued in connection with the transactions contemplated by the BCA; and (iii) any other equity security of PubCo issued or issuable with respect to any securities referenced in clause (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder to a Person that is not an “affiliate” (as defined in Rule 144) of PubCo and new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by PubCo and subsequent public distribution of such securities shall not require registration under the Securities Act; (ii) such securities shall have been otherwise transferred (or moved to a brokerage account), new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by PubCo and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold without registration under Rule 144 (but with no volume or other restrictions or limitations including as to manner or timing of sale or current public information requirements); (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; and (vi) after such time as the Holder of such securities holds less than 10% of the Registrable Securities issued to such Holder in connection with Closing, unless PubCo consents otherwise.

“Registration” shall mean a registration, including related Shelf Takedowns, effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable promulgated rules and regulations, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)	all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and any national securities exchange on which the Ordinary Shares are then listed);

(B)	fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)	printing, messenger, telephone and delivery expenses;

(D)	reasonable fees and disbursements of counsel for PubCo;

(E)	reasonable fees and disbursements of all independent registered public accountants of PubCo incurred specifically in connection with such Registration; and

(F)	reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders in an Underwritten Offering.

“Registration Statement” shall mean any registration statement that covers Registrable Securities under the provisions of this Agreement, including any Shelf, and in each case, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1.5.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf, or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities under a registration statement filed with the Commission in accordance with and under Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Preamble.

“Subsequent Shelf Registration” shall have the meaning given in Section 2.1.2.

“Transactions” shall have the meaning given in the Background.

“Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Lock-Up Period” shall have the meaning given in Section 2.3.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of PubCo are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.1.4.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

ARTICLE 2

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Filing. Following the Closing, PubCo shall, subject to Section 3.4, submit or file a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf”) or, if PubCo is eligible to use a Registration Statement on Form F-3, a Shelf Registration on Form F-3 (the “Form F-3 Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two (2) Business Days before such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective no later than the expiration of the Lock-Up Period. If the Shelf is not effective as of the expiration of the Lock-up Period, PubCo shall use reasonable best efforts to cause such Shelf to become effective as soon as practicable later. Such Shelf shall provide for the resale of the Registrable Securities included in this Agreement under any method or combination of methods legally available to, and requested by, any Holder or Legacy Mountain Crest Holder named in this Agreement. Subject to Sections 2.1.3 and 3.4, PubCo shall maintain a Shelf, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders, Legacy Mountain Crest Holders, and Sponsor named in this Agreement to sell their Registrable Securities included in this Agreement and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. If PubCo files a Form F-1 Shelf, PubCo shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration) to a Form F-3 Shelf as soon as reasonably practicable after PubCo is eligible to use Form F-3.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, PubCo shall, subject to Section 3.4, use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities under such Shelf (determined as of two (2) business days before such filing), and under any method or combination of methods legally available to, and requested by, any Holder, Sponsor, or Legacy Mountain Crest Holder named in this Agreement. If a Subsequent Shelf Registration is filed, PubCo shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if PubCo is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit the Holders, Sponsor, or Legacy Mountain Crest Holders named in this Agreement to sell their Registrable Securities included in this Agreement and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form F-3 to the extent that PubCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

2.1.3 New Registrable Securities. Subject to Section 3.4, if any Holder, Sponsor, or Legacy Mountain Crest Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, PubCo shall, upon the written request of such Holder, Sponsor, or Legacy Mountain Crest Holder, promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at PubCo’s option, any then-available Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms of this Agreement.

2.1.4 Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, any Holder, Sponsor, or Legacy Mountain Crest Holder (a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering or other coordinated offering that is registered under the Shelf (each, an “Underwritten Shelf Takedown”); provided that PubCo shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $25 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to PubCo, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. PubCo shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Agreement, PubCo may effect any Underwritten Offering under any then-effective Registration Statement, including a Form F-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises PubCo, the Demanding Holders and the Holders requesting piggy back rights under this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Ordinary Shares or other equity securities that PubCo desires to sell and all other shares of Ordinary Shares or other equity securities, if any, that have been requested to be sold in such Underwritten Offering under separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then PubCo shall include in such Underwritten Offering, before including any shares of Ordinary Shares or other equity securities proposed to be sold by PubCo or by other holders of Ordinary Shares or other equity securities, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata, as nearly as possible, based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders (if any) have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities. To facilitate the allocation of Registrable Securities in accordance with the above provisions, PubCo or the Underwriters may round the number of shares allocated to any Holder to the nearest 10 Registrable Securities.

2.1.6 Underwritten Shelf Takedown Withdrawal. Before the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority in interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to PubCo and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that any other Demanding Holder(s) may elect to have PubCo continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Demanding Holder(s). If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless either (i) the Demanding Holder(s) making the withdrawal has not previously withdrawn any Underwritten Shelf Takedown or (ii) the Demanding Holder(s) making the withdrawal reimburses PubCo for all Registration Expenses with respect to such Underwritten Shelf

Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if any other Demanding Holder(s) elects to continue an Underwritten Shelf Takedown under the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by such Demanding Holder(s) for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, PubCo shall promptly forward such Withdrawal Notice to any other Requesting Holders. Notwithstanding anything to the contrary in this Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown before its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses under clause (ii) of the second sentence of this Section 2.1.6.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. Following the expiration of the Lock-Up Period, if PubCo or any Holder, Sponsor, or Legacy Mountain Crest Holder, proposes to conduct a registered offering of, or if PubCo proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of PubCo (or by PubCo and by the shareholders of PubCo including, without limitation, an Underwritten Shelf Takedown under Section 2.2.1), other than a Registration Statement (or any registered offering) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to PubCo’s existing shareholders, (iii) under a Registration Statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule), (iv) for an offering of debt that is convertible into equity securities of PubCo, or (v) for a dividend reinvestment plan, then PubCo shall give written notice of such proposed offering to all of the Holders of Registrable Securities, Sponsor, and Legacy Mountain Crest Holders as soon as practicable but not less than seven days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering under a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities, Sponsor, and Legacy Mountain Crest Holders the opportunity to include in such registered offering such number of Registrable Securities as requested in writing within two (2) business days after transmission of such written notice (such Registration, a “Piggyback Registration”). Subject to Section 2.2.2, PubCo shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested under this Section 2.2.1 to be included in this Agreement on the same terms and conditions as any similar securities of PubCo included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution. The inclusion of any Registrable Securities in a Piggyback Registration shall be subject to an agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by PubCo.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises PubCo and the Holders of Registrable Securities, Sponsor, or Legacy Mountain Crest Holders, participating in the Piggyback Registration in writing that the dollar amount or number of shares of Ordinary Shares or other equity securities that PubCo or the Demanding Holders desire to sell, taken together with (i) the shares of Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded under separate written contractual arrangements, (ii) the Registrable Securities as to which Registration has been requested under this Section 2.2, and (iii) the shares of Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested under separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities, Sponsor, or Legacy Mountain Crest Holders exceeds the Maximum Number of Securities, then:

(a) If the Registration or registered offering is undertaken for PubCo’s account, PubCo shall include in any such Registration or registered offering (A) first, the shares of Ordinary Shares or other equity securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders, Sponsor, or Legacy Mountain Crest Holders exercising their rights to register their Registrable Securities under subsection 2.2.1 (pro rata, as nearly as practicable, based on the respective number of Registrable Securities has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that have been requested to be included in such Underwritten Offering), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested under separate written contractual piggy-back registration rights of Persons, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration or registered offering is under a request by Persons other than the Holders of Registrable Securities, Sponsor, or Legacy Mountain Crest Holders then PubCo shall include in any such Registration or registered offering (A) first, the shares of Ordinary Shares or other equity securities, if any, of such requesting Persons, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders, Sponsor, or Legacy Mountain Crest Holders exercising their rights to register their Registrable Securities under Section 2.2.1, pro rata, as nearly as practicable, based on the respective number of Registrable Securities that has been requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that has been requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Ordinary Shares or other equity securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested under separate written contractual piggy-back registration rights of such Persons, which can be sold without exceeding the Maximum Number of Securities; and

(c) If the Registration or registered offering is under a request by Holder(s) of Registrable Securities, Sponsor, and/or Legacy Mountain Crest Holder(s) under Section 2.1, then PubCo shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities, Sponsor, or Legacy Mountain Crest Holder (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to PubCo and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration before the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration under a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by persons under separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time before the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), PubCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration before its withdrawal under this Section 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected under Section 2.2 shall not be counted as an Underwritten Shelf Takedown under Section 2.1.4.

2.3 Market Stand-off. In connection with any Underwritten Offering of equity securities of PubCo, if requested by the managing Underwriter, each Holder or Legacy Mountain Crest Holder that is an executive officer or director of PubCo or a holder in excess of 5.0% of the then-outstanding Ordinary Shares agrees that it shall not Transfer any shares of Ordinary Shares or other equity securities of PubCo (other than those included in such offering under this Agreement), without the prior written consent of PubCo, during the 90-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering (the “Underwritten Lock-Up Period”), except (i) to Permitted Transferees, (ii) as expressly permitted in writing by PubCo or (iii) if the Underwriters managing the offering otherwise consent in writing. Each such Holder or Legacy Mountain Crest Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all other Holders). PubCo will not be obligated to undertake an Underwritten Shelf Takedown during any Underwritten Lock-Up Period, nor will PubCo be obligated to include in any Piggyback Registration any Registrable Securities that are then subject to a “lock-up” agreement.

2.4 Legends. In connection with any sale or other disposition of the Registrable Securities by a Holder, Sponsor, or Legacy Mountain Crest Holder under Rule 144 promulgated under the Securities Act (or any successor rule promulgated later by the Commission) and upon compliance by the Holder, Sponsor, or Legacy Mountain Crest Holder with the requirements of this Section 2.4, if requested by the Holder, PubCo shall use its commercially reasonable efforts to cause the transfer agent for the Registrable Securities (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Registrable Securities (if the requirements of Rule 144 have been met) and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends promptly after any such request from the Holder, Sponsor, or Legacy Mountain Crest Holder; provided that PubCo and the Transfer Agent have timely received from the Holder, Sponsor, or Legacy Mountain Crest Holder customary representations and other documentation reasonably acceptable to PubCo and the Transfer Agent. Subject to receipt from the Holder by PubCo and the Transfer Agent of customary representations and other documentation reasonably acceptable to PubCo and the Transfer Agent, the Holder, Sponsor, or Legacy Mountain Crest Holder may request that PubCo remove any legend from the book entry position evidencing its Registrable Securities and PubCo will, if required by the Transfer Agent, use its commercially reasonable efforts cause an opinion of PubCo’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) are subject to or have been or are about to be sold under an effective registration statement or (ii) have been or are about to be sold under Rule 144 promulgated under the Securities Act (or any successor rule promulgated later by the Commission). If restrictive legends are no longer required for such Registrable Securities under the foregoing, PubCo shall, in accordance with the provisions of this section promptly after any request from the Holder, Sponsor, or Legacy Mountain Crest Holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. PubCo shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance.

ARTICLE 3

PUBCO PROCEDURES

3.1 General Procedures. In connection with any Shelf and/or Shelf Takedown, PubCo shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution (and including all manners of distribution in such Registration Statement as Holders, Sponsor, or Legacy Mountain Crest Holders may reasonably request in connection with the filing of such Registration Statement and as permitted by law, including distribution of Registrable Securities to a Holder’s, Sponsor, or Legacy Mountain Crest Holder’s members, securityholders, or partners), and PubCo shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission, as soon as reasonably practicable, a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder, Sponsor, or Legacy Mountain Crest Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by PubCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 before filing a Registration Statement or Prospectus, or any amendment or supplement, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities Sponsor, or Legacy Mountain Crest Holders included in such Registration, and their legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits and documents incorporated by reference in this Agreement), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities, Sponsor, or Legacy Mountain Crest Holders included in such Registration or the legal counsel for any such Holders Sponsor, or Legacy Mountain Crest Holders may request in order to facilitate the disposition of their owned Registrable Securities;

3.1.4 before any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities, Sponsor, or Legacy Mountain Crest Holders included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence reasonably satisfactory to such Holders, Sponsor, or Legacy Mountain Crest Holder, that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of PubCo and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities, Sponsor, or Legacy Mountain Crest Holders included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use commercially reasonable efforts to cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 before the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus as may be (a) necessary in order to comply with the Securities Act, the Exchange Act and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended under Section 3.4, furnish a copy to each seller of such Registrable Securities and by means of one counsel on behalf of all such sellers (excluding any exhibits and any filing made under the Exchange Act that is to be incorporated by reference in this Agreement);

3.1.9 notify the selling Holders Sponsor, or Legacy Mountain Crest Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10 if an Underwritten Offering, or sale by a broker, placement agent or sales agent that is registered under a Registration Statement, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering, or other sale under such Registration, if any, and any attorney, consultant or accountant retained by such Holders, Sponsor, or Legacy Mountain Crest Holders collectively, Underwriters or other financial institutions to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representative, Underwriters or financial institutions agree to confidentiality arrangements, in form and substance reasonably satisfactory to PubCo, before the release or disclosure of any such information;

3.1.11 use commercially reasonable efforts to obtain a “comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale under such Registration) from PubCo’s independent registered public accountants in the event of an Underwritten Offering, or a sale by a broker, placement agent or sales agent under a Registration Statement (subject to such Underwriter or other financial institution facilitating such offering providing such certification or representation as reasonably requested by PubCo’s independent registered public accountings and PubCo’s counsel), to the extent customary, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter or other similar type of sales agent or placement agent may reasonably request;

3.1.12 use commercially reasonable efforts to obtain, in the event of an Underwritten Offering or sale by a broker, placement agent or sales agent under a Registration Statement, to the extent customary, on the date the Registrable Securities are delivered for sale under such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the participating Holders, Sponsor, or Legacy Mountain Crest Holders, the broker, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, Sponsor, Legacy Mountain Crest Holders, broker, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, provided, in each case, that such participating Holders, Sponsor, or Legacy Mountain Crest Holders provide such information to such counsel as is customarily required for, or is reasonably requested by such counsel for purposes of, such opinion or negative assurance letter;

3.1.13 in the event of any Underwritten Offering or sale by a broker, placement agent or sales agent under a Registration Statement, enter into and perform its obligations under an underwriting agreement, purchase agreement, sales agreement or placement agreement in usual and customary form, with the managing Underwriter or broker, sales agent or placement agent of such offering or sale;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of PubCo’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 (or any successor rule promulgated later by the Commission);

3.1.15 with respect to an Underwritten Offering under Section 2.1.4, use its commercially reasonable efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested (in light of the circumstances of PubCo at the time) by the Underwriter in such Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holderss Sponsor, or Legacy Mountain Crest Holders participating in such Registration, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, PubCo shall not be required to provide any documents or information to an Underwriter or other sales agent or placement agent if such Underwriter or other sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent or placement agent, as applicable.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by PubCo. It is acknowledged by the Holders that the Holders, Sponsor, or Legacy Mountain Crest Holder shall bear all incremental selling expenses relating to the sale of their Registrable Securities, such as Underwriters’ or agents’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders, Sponsor, or Legacy Mountain Crest Holder.

3.3 Requirements for Participation in Underwritten Offerings. The Holders of Registrable Securities, Sponsor, or Legacy Mountain Crest Holders shall provide such information as may reasonably be requested by PubCo, or the managing Underwriter or placement agent or sales agent, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements, in order to effect the registration of any Registrable Securities under the Securities Act under ARTICLE 2 and in connection with PubCo’s obligation to comply with federal and applicable state securities Laws. Notwithstanding anything in this Agreement to the contrary, if any Holder, Sponsor, or Legacy Mountain Crest Holder does not timely provide PubCo with its requested Holder Information, PubCo may exclude such Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder, Sponsor, or Legacy Mountain Crest Holder continues later to withhold such information. No Person may participate in any Underwritten Offering or other coordinated offering for equity securities of PubCo under a Registration initiated by PubCo unless such Person (i) agrees to sell such Person’s securities on the basis provided in any arrangements approved by PubCo and (ii) timely completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such arrangements. The exclusion of certain Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each of the Holders, Sponsor, or Legacy Mountain Crest Holders shall discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that PubCo covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by PubCo that the use of the Prospectus may be resumed.

3.4.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (i) require PubCo to make an Adverse Disclosure, (ii) require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control or (iii) in the good faith judgment of the majority of the Board, be seriously detrimental to PubCo, and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, PubCo may, upon giving prompt written notice of such action to the Holders, Sponsor, or Legacy Mountain Crest Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by PubCo to be necessary for such purpose. If PubCo exercises its rights under this Section 3.4.2, the Holders, Sponsor, or Legacy Mountain Crest Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder Sponsor, or Legacy Mountain Crest Holder receives written notice from PubCo that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.4.3 Subject to Section 3.4.4, if (i) during the period starting with the date 60 days before PubCo’s good faith estimate of the date of the filing of, and ending on a date 120 days after the effective date of, a PubCo-initiated Registration, and provided that PubCo continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration, or (ii) if, under Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and PubCo and such Holders Sponsor, or Legacy Mountain Crest Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, then, in each case, PubCo may, upon giving prompt written notice of such action to the Holders, Sponsor, or Legacy Mountain Crest Holders delay any other registered offering under Section 2.1.4.

3.4.4 The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement under Section 3.4.2 or a registered offering under Section 3.4.3 shall be exercised by PubCo, in the aggregate, for not more than 90 consecutive calendar days or more 120 total calendar days in each case, during any 12-month period.

3.5 Reporting Obligations. As long as any Holder, Sponsor, or Legacy Mountain Crest Holder shall own Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions and file within the applicable grace period) all reports required to be filed by PubCo after the Signing Date under Sections 13(a) or 15(d) of the Exchange Act. Upon the request of any Holder, Sponsor, or Legacy Mountain Crest Holder PubCo shall deliver to such Holder, Sponsor, or Legacy Mountain Crest Holder a written certification of a duly authorized officer as to whether is has complied with such requirements.

ARTICLE 4

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 PubCo agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, Sponsor, or Legacy Mountain Crest Holder, its officers, directors and agents and each Person who controls such Holder, Sponsor, or Legacy Mountain Crest Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment or supplement filed under this Agreement or any omission or alleged omission of a material fact required to be stated in this Agreement or necessary to make the statements in this Agreement not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to PubCo by such Holder, Sponsor, or Legacy Mountain Crest Holder expressly for use in this Agreement. PubCo shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement filed under this Agreement in which a Holder of Registrable Securities, Sponsor, or Legacy Mountain Crest Holder is participating, such Holder, Sponsor, or Legacy Mountain Crest Holder shall furnish (or cause to be furnished) to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify PubCo, its directors, officers and agents and each Person who controls PubCo (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement or any omission or alleged omission of a material fact required to be stated in this Agreement or necessary to make the statements in this Agreement not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by such Holder expressly for use in this Agreement; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, Sponsor, or Legacy Mountain Crest Holder and the liability of each such Holder of Registrable Securities, Sponsor, or Legacy Mountain Crest Holder shall be in proportion to and limited to the net proceeds received by such Holder, Sponsor, or Legacy Mountain Crest Holder from the sale of Registrable Securities under such Registration Statement. The Holders of Registrable Securities, Sponsor, or Legacy Mountain Crest Holder shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of PubCo.

4.1.3 Any Person entitled to indemnification in this Agreement shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party under the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. PubCo and each Holder of Registrable Securities, Sponsor, or Legacy Mountain Crest Holder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party if PubCo’s or such Holder’s, Sponsor’s, or Legacy Mountain Crest Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to in this Agreement, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder, Sponsor, or Legacy Mountain Crest Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder, Sponsor, or Legacy Mountain Crest Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties agree that it would not be just and equitable if contribution under this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution under this Section 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

4.2 Waiver of Medallion Guaranty. PubCo agrees to use commercially reasonable efforts to enter into an indemnification agreement in customary form, in favor of Continental Stock Transfer & Trust Company (or any successor transfer agent or warrant agent of PubCo) in connection with the waiver of any requirement to provide a medallion guarantee in connection with any Transfer of any equity securities of PubCo by the Sponsor or any of their Permitted Transferees.

ARTICLE 5

MISCELLANEOUS

5.1 Notices. All notices, consents, waivers and other communications shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email or other electronic means (including email), (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice). Any notice or communication under this Agreement must be addressed, if to PubCo, to: CubeBio Holdings Limited, Attention: [●], with a copy (which shall not constitute notice) to [●], Attention: [●], Email: [●], and with an additional copy (which shall not constitute notice) to Duane Morris LLP, Attention: [Andy Tucker], Email: [●]; and if to any Holder, at such Holder’s address or contact information as set forth in PubCo’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of PubCo may not be assigned or delegated by PubCo in whole or in part.

5.2.2 This Agreement and the rights, duties and obligations of the Holders may not be assigned or delegated by the Holders in whole or in part; provided, however, that, subject to Section 5.2.5, a Holder may assign the rights and obligations of such Holder relating to particular Registrable Securities in connection with the transfer of such Registrable Securities to a Permitted Transferee of such Holder (it being understood that no such Transfer shall reduce any rights of the Holder with respect to Registrable Securities still held by such Holder). A Permitted Transferee receiving Registrable Securities from the Sponsor shall become a Sponsor Holder, a Permitted Transferee receiving Registrable Securities from a Legacy Mountain Crest Holder shall become a Legacy Mountain Crest Holder and a Permitted Transferee receiving Registrable Securities from an Other Holder shall become an Other Holder.

5.2.3 This Agreement and the provisions shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, Sponsor, or Legacy Mountain Crest Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties, other than as expressly set forth in this Agreement and Section 5.2.

5.2.5 No assignment by any party of such party’s rights, duties and obligations shall be binding upon or obligate PubCo unless such assignment is permitted under Section 5.2.2 unless and until PubCo shall have received (i) written notice of such assignment as provided in Section 5.1 and (ii) the written agreement of the assignee, in a form reasonably satisfactory to PubCo, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.4 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the contemplated transactions, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

5.5 Jurisdiction. Any Legal Proceeding based upon, arising out of or related to this Agreement or the contemplated transactions must be brought in the Supreme Court of the State of New York (or, to the extent such court does not have jurisdiction, in the United States District Court for the District of New York), and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Legal Proceeding, (ii) waives any objection it may now or later have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the contemplated transactions in any other court. Nothing in this Agreement contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding, suit or proceeding brought under this Section 5.5.

5.6 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS.

5.7 Amendments and Modifications. Upon the written consent of PubCo and the Holders of at least a majority in interest of the Registrable Securities, and Sponsor as long as it holds Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that any amendment or waiver that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of PubCo, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or PubCo and any other party or any failure or delay on the part of a Holder or PubCo in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder, Legacy Mountain Crest Holder, Sponsor, or PubCo. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies by such party.

5.8 Other Registration Rights. PubCo represents and warrants that no Person, other than a Holder of Registrable Securities, Sponsor, or Legacy Mountain Crest Holder, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration Statement filed by PubCo for the sale of securities for its own account or for the account of any other Person. Further, PubCo represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions, and if a conflict arises between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.9 Term. This Agreement shall terminate upon the earlier of (i) the fifth anniversary of the date of this Agreement and (ii) with respect to any Holder or Legacy Mountain Crest Holder, the date that such Holder or Legacy Mountain Crest Holder no longer holds any Registrable Securities. The provisions of ARTICLE 4 shall survive any termination.

5.10 Holder Information. Each Holder and Legacy Mountain Crest Holder agrees, if requested in writing, to represent to PubCo the total number of Registrable Securities held by such Holder for PubCo to make determinations.

5.11 Additional Holders; Joinder. In addition to Persons who may become Holders under Section 5.2, subject to the prior written consent of at least a majority in interest of the aggregate Registrable Securities at the time in question, PubCo may make any Person who acquires Ordinary Shares or rights to acquire Ordinary Shares after the Signing Date a party to this Agreement (each such Person, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of the attached Exhibit A (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Ordinary Shares of PubCo then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Ordinary Shares”) shall be Registrable Securities to the extent provided in this Agreement and in this Agreement, and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Ordinary Shares.

5.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired nor shall the validity, legality or enforceability of such provision be affected in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

5.13 Entire Agreement; Restatement. This Agreement and the documents or instruments referred to in this Agreement, including any attached exhibits and schedules, which exhibits and schedules are incorporated in this Agreement by reference, embody the entire agreement and understanding of the parties in respect of the subject matter contained in this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement or the documents or instruments referred to in this Agreement, which collectively supersede all prior agreements and the understandings among the parties with respect to the subject matter contained in this Agreement. Upon the Closing, the Original RRA shall no longer be of any force or effect.

[Signature Page Follows]

The undersigned have caused this Agreement to be executed as of the Signing Date.

COMPANY:

CUBEBIO HOLDINGS LIMITED

By:
Name:
Title:

SPONSOR:

MOUNTAIN CREST GLOBAL HOLDINGS LLC, a Delaware limited liability company

By:
Name:
Title:

HOLDER:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

LEGACY MOUNTAIN CREST HOLDERS

By:
Name:	[●]

EXHIBIT A

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) under the Amended and Restated Registration Rights Agreement, dated as of [____], 2026 (as the same may later be amended, the “Registration Rights Agreement”), among CubeBio Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”), and the other Persons named as parties. Capitalized terms used but not otherwise defined shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to PubCo, and upon acceptance by PubCo upon the execution of a counterpart, the undersigned agrees to become a party to, to be bound by and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement as a Holder, and the undersigned’s [shares of Ordinary Shares] shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided in this Agreement; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as Holders, and the undersigned’s (and its transferees’) [shares of Ordinary Shares] shall not be included as Registrable Securities, for purposes of the Excluded Sections.

For purposes of this Joinder, “Excluded Sections” shall mean [ ].

Accordingly, the undersigned has executed and delivered this Joinder as of the __________ day of __________, 20__.

Signature of Shareholder

Print Name of Shareholder
Its:

Address:

Agreed and Accepted as of ____________, 20__

[●]

By:
Name:
Its:

A-1